UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No._______)

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☐	Definitive Proxy Statement
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PMC-Sierra, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PMC-SIERRA, INC.
2012 PROXY SOLICITATION SUMMARY
Annual Meeting of Stockholders
May 10, 2012

2012 Proxy Solicitation Summary
PURPOSE
To provide a summary of PMC-Sierra, Inc.’s proxy proposals to frame discussions with our top stockholders in advance of the Annual Meeting of Stockholders and voting on May 10, 2012.
For further information regarding PMC-Sierra, Inc. and its definitive proxy materials and other investor related filings filed with the
Securities and Exchange Commission, please visit
http://investor.pmcs.com
Please remember to complete your proxy ballot.
PMC-Sierra, Inc. counts your vote!

2012 Proxy Solicitation Summary
PROXY VOTE RECOMMENDATION SUMMARY
Proposal No.	Vote	Subject	Comments
1	FOR	Election of Directors	9 Directors proposed for reelection Effective 2012 - majority vote standard applies to uncontested elections
2	FOR	Deloitte & Touche LLP as Independent Auditors	Ratification of appointment as 2012 fiscal auditors
3	FOR	Say on Pay	Annual advisory vote
4	FOR	2008 Equity Plan Amendments	▪ Desire additional 9.5 million shares authorized for issuance ▪ Satisfy approval requirements for Section 162(m) grants

2012 Proxy Solicitation Summary
ELECTION OF DIRECTORS
PROPOSAL NO. 1 - VOTE FOR ALL
9 directors nominated for re-election
▪ Annually elected board
▪ Outside directors meet regularly without management present
▪ All directors attended at 75% of the board meetings
▪ 7 directors are fully independent
 – Messrs. Belluzzo, Farese, Judge, Klayko, Kurtz, Marshall and Nottenburg
▪ PMC directors received at least 95.8% of shares cast on the proposal for their election as directors at the 2011 Annual Meeting
 – Excluding Messrs. Klayko and Nottenburg who were appointed in August 2011

2012 Proxy Solicitation Summary
ELECTION OF DIRECTORS - CONT.
Significant governance changes since 2011 Annual Meeting
▪ Jonathan Judge appointed Chairman of the Board:
 – Mr. Judge has served on the PMC Board since 2004. He is a seasoned executive and public board member with significant semiconductor experience
▪ Two additional independent directors:
 – Michael Klayko: Mr. Klayko is the CEO of Brocade Communications Systems, Inc. and has over 30 years of experience in the storage, computer and telecommunications industry; he has been appointed to the Compensation Committee
 – Richard Nottenburg: Dr. Nottenburg has extensive business and technical experience in communications networks; he has been appointed to the Audit Committee
▪ Adopted Majority Vote Standard:
 – PMC’s bylaws were amended to adopt a majority voting standard for uncontested elections
 – Our corporate governance guidelines were revised to include a director resignation policy if any director does not receive the vote required for re-election

2012 Proxy Solicitation Summary
RATIFICATION OF D&T AS INDEPENDENT
AUDITORS PROPOSAL NO. 2 - VOTE FOR
▪ Stockholders voted very favorably for the ratification of Deloitte & Touche
 LLP (D&T) in 2011 - almost 98% of shares voted FOR
▪ Fees were down overall in 2011 from 2010 due to efficiencies in audit practices, having D&T provide tax compliance work and the fact that the
 Adaptec and Wintegra acquisitions were both closed in 2010
▪ 2012 is the 5th year for our current audit partner so we are anticipating his rotation off the account

2012 Proxy Solicitation Summary
SAY-ON-PAY
PROPOSAL NO. 3 - VOTE FOR
▪ More than 94% of the votes cast on the Say-on-Pay advisory vote proposal at our 2011 Annual Meeting were in favor of our executive compensation program
 ‒ We’ll be conducting this vote annually which was supported by more than 92% of the votes cast on the frequency-of-say-on-pay proposal at the 2011 Annual Meeting
▪ Executive compensation is rigorously analyzed by the Compensation Committee looking to provide competitive compensation that attracts, retains and motivates PMC’s executives in a highly cyclical industry
▪ The Compensation Committee is committed to ensuring that rewards continue to be directly and substantially linked to measurable corporate performance
▪ In 2011 we repurchased and retired approximately $40 million of PMC common stock and have another $40 million repurchase program authorized for 2012
 ‒ These repurchase programs were sized to offset the dilutive effect of our employee stock plans
 ‒ Separately, we recently announced authorization to repurchase a further $275 million of common stock
▪ Internal Audit at PMC has reviewed our compensation programs and found that these do not create risks that are reasonably likely to have a material adverse effect on PMC

2012 Proxy Solicitation Summary
2008 EQUITY PLAN AMENDMENTS
PROPOSAL NO. 4 - VOTE FOR
▪ Request approval to amend and restate the 2008 Equity Plan principally to:
 ‒ Increase by 9.5 million the number of shares of common stock reserved for issuance to a total of 39.5 million shares
 • There were 16,583,961 shares available for issuance as of our Record
 Date
 • Nearly all employees worldwide are eligible to be considered for equity grants
 • If this Proposal is approved, we don’t anticipate having to return to stockholders for additional share authorization for another 3-4 years; the
 2008 Equity Plan expires April 30, 2018
 ‒ Satisfy the stockholder approval requirements of Section 162(m) of the
 Internal Revenue Code of 1986, as amended

2012 Proxy Solicitation Summary
2008 EQUITY PLAN AMENDMENTS -
CONTINUED
▪ Add vesting restrictions on full value awards (i.e., awards other than stock options and stock appreciate rights) to employees:
 ‒ Time-based awards shall have a vesting period of not less than 3 years
 ‒ Performance-based awards shall have a vesting period of not less than 1 year
 ‒ PMC may grant to employees full value awards with shorter vesting periods for up to 10% of the shares reserved for issuance
▪ PMC’s 3-year average burn-rate
 ‒ 3.06% - unadjusted
 ‒ 3.74% - adjusted for ISS, well within ISS’s cap for our company of 5.83%

NASDAQ: PMCS